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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our report dated January 29, 2001 (May 23, 2001 as to Note 20), relating to the consolidated financial statements of The AES Corporation for the year ended December 31, 2000, appearing in the Current Report on Form 8-K of The AES Corporation dated June 5, 2001, and our report dated June 1, 2001 appearing in the Annual Report on Form 11-K of The AES Corporation Profit Sharing and Stock Ownership Plan for the year ended December 31, 2000, dated June 29, 2001.

We also consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our report dated January 25, 2001 (March 27, 2001 as to Footnote 1) relating to the consolidated financial statements of IPALCO Enterprises, Inc. for the year ended December 31, 2000, appearing in the Current Report on Form 8-K/A of The AES Corporation dated June 8, 2001.

/s/ Deloitte & Touche LLP

McLean, Virginia
February 27, 2002